UNANIMOUS CONSENT OF BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF POTNETWORK HOLDINGS, INC.

The undersigned, being all of the directors of PotNetwork Holdings. Inc., a Colorado corporation (the "Corporation"), hereby take the following corporate actions and adopts the following resolutions which corporate actions and resolutions shall have the same force and effect as a unanimous vote of the directors of the Company at a formal special meeting of the directors of said Company:

ADDITION OF DIRECTORS

WHEREAS, The Corporation has determined that it is in its best interest to expand its Board of Directors (the "Board"); and

WHEREAS, the Board has reviewed the credentials of Prashant Shah, Yury Smerli and Ray Smith, each an individual, who are qualified to be new members of the Board (the "New Appointees") and wishes for each of the New Appointees to become members of the Board upon each individual's signed acceptance of said appointment (for each, the "Effective Time") (collectively, the "Appointments").

NOW, THEREFORE, IT IS

RESOLVED, that the Board, pursuant to its authority granted by Section 3.3.(b) of the Company's Bylaws, hereby affirms. Ratifies and approves the Appointments, each of which is to take effect at the Effective Time.

GENERAL RESOLUTION

FURTHER RESOLVED, that any and all acts or actions heretofore taken by the designated, authorized Officers of the Company on behalf of the Company, in connection with the transactions contemplated by these resolutions, be, and the same hereby are, ratified and confirmed acts and deeds of the Company; and

FURTHER RESOLVED, that any party to whom a certificate hereof is furnished, is requested to rely upon these resolutions until receipt by the requesting party of written notice of changes, if any therein.

DATED to be effective as of the 19th day of January 2022.

By: Gary Blum

Gary Blum, Chairman of the Board, Sole Director

NOTARIZATIONS:

WITNESSTH:
State of Florida)
) ss.
County of Los Angeles)

On January 19, 2022 before me, the undersigned notary public, personally appeared **Gary Blum** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

Signature of Notary

HYUN IL LEE
COMM. # 2314606
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY
MY COMM. EXP. DEC. 27, 2023

ACCEPTANCE OF APPOINTMENT TO
THE BOARD OF DIRECTORS OF
POTNETWORK HOLDINGS, INC.
A Colorado Corporation

The undersigned, Prashant Shah, hereby accepts, effective January 19, 2022, his appointment as a member of the Board of Directors of PotNetwork Holdings, Inc., a Colorado corporation.

Signature: Prashant Shah
Prashant Shah

ACCEPTANCE OF APPOINTMENT TO
THE BOARD OF DIRECTORS OF
POT NETWORK HOLDINGS, INC.
A Colorado Corporation

The undersigned, Ray Smith, hereby accepts, effective January 11th, 2022, his appointment as a member of the Board of Directors of PotNetwork Holdings, Inc., a Colorado corporation.

Signature: ______________________
Ray A. Smith

ACCEPTANCE OF APPOINTMENT TO THE BOARD OF DIRECTORS OF POTNETWORK HOLDINGS, INC.
A Colorado Corporation

The undersigned, Yury Shmerlis, hereby accepts, effective January 18, 2022, his appointment as a member of the Board of Directors of PotNetwork Holdings, Inc., a Colorado corporation.

Signature: ______________________
Yury Shmerlis